UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2016

UNIVERSAL POWER INDUSTRY CORPORATION

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-55381

   47-1109428

(Commission File Number)     (IRS Employer Identification No.)

1385 Broadway, Suite 603A, New York, New York 10018 (Address of principal executive offices and zip code)

(800) 540-2079

(Registrant's telephone number including area code)

Forward Looking Statements

This Form 8-K and other reports filed by Universal Power Industries Corporation from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Universal Power Industries Corporation’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Universal Power Industries Corporation as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Universal Power Industries Corporation.

Item 1.01 Entry Into A Material Definitive Agreement

On April 7, 2016, the Company formed XPAL Technology, Inc., a Colorado corporation (“XTI”) as a wholly-owned subsidiary.  On April 20, 2016,  XTI entered into a Stock Purchase Agreement (the “Agreement”) with Tennrich International Corp. to acquire 1,200,000 shares, equal to 80% of the common stock,  of XPAL Power, Inc., a California corporation (“XPAL”).  The purchase price was $6,500,000, payable over time, and payable in cash or shares of the Company. The Agreement, as amended through August 8, 2016, provides for a payment schedule.

The payment schedule is as follows:

a.

On or before August 10, 2016, the Company may pay $250,000 USD.

b.

On or before August 31, 2016, the Company may pay $750,000 USD.

c.

On or before September 30, 2016, the Company may pay $1,000,000 USD.

d.

On or before October 30, 2016, the Company may pay $1,000,000 USD.

e.

On or before November 30, 2016, the Company may pay $1,000,000 USD.

f.

On or before April 20, 2017, the Company may pay $2,500,000 USD, and this final sum accrues interest at the annual rate of 3.5% from April 20, 2016 to the date of payment.

In the alternative, the Company was granted the right to tender shares of the Company at a stipulated value of $1 plus a 25% penalty, or 6,500,000  shares plus an additional 1,625,000 shares as a penalty, for a total of 8,125,000 shares of the common stock of the Company. These shares have been issued in escrow to secure the payment of the $6,500,000.

Excluded from the purchase was the Seller’s 51% interest in WIMO, LLC, and related licensing revenue due under XPAL’s WIMO patent (“WIMO”).  WIMO owns various valuable technology patents, with most revenue presently generated by Patent Number 9092077 “Writing device having writing tip and stylus tip.”

Pursuant to a contemporaneous Management Agreement, the Company has been granted the right to manage Tennrich’s 51% stake in WIMO, in consideration of 10% of all WIMO revenues (consisting of patent royalties).  In addition, the Company has the right, until April 20, 2018,  to acquire Tennrich’s 51% stake in WIMO in consideration of payment to Tennrich of $2,000,000 less the dollar amount received by Tennrich from April 20, 2016 up to the date of purchase. The Company has the right to pay the option amount in its common stock valued at $1.10 per share.

XTI and Tennrich have entered into a shareholders’ agreement, restricting the right of either party to sell any XPAL shares without first offering such shares to the other shareholder. Furthermore, each of XTI and Tennrich are entitled to elect one director to the XPAL Board of Directors. The shareholders’ agreement provides that unanimous board approval is required for significant corporate transactions, payment of dividends, the election or discharge of any officer, or any loan, guarantee or capital expenditure exceeding $100,000.

XPAL has offices located in Irvine, California and has secured valuable licensing rights to produce and market rechargeable power modules under the Energizer ™ brand.  Additionally, the Company has other proprietary products, including the Spare One ™ brand emergency cell phone, presently distributed by AT&T, Powerskin ™ rechargeable power modules, and other trademark and patent rights.  The Company is also the exclusive distributor of the Stacked ™ wireless charging systems developed by Tennrich.

A copy of the Stock Purchase Agreement, and amendments thereto,  is included as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the Stock Purchase Agreement in this Current Report are qualified in their entirety to such document.

Item 2.01 Completion of Acquisition or Disposition of Assets

See disclosure under Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported in a Current Report on Form 8-K dated April 8, 2016, on March 24, 2016, Chun Pao Leng (also known as Robert Leng) was appointed as the sole member of the Board of Directors, and as the Chief Executive and Financial Officer and Secretary of the Company. Further information as to Mr. Leng is as follows:

Chun Pao Leng, Chief Executive Officer

Chun Pao Leng has been the Company’s Chief Executive and Financial Officer and its sole director since March 24, 2016. He has been Chief Executive Officer and director of Leng Universal, Inc. since its founding in January 2014. Leng Universal is engaged in the development of innovative LED lighting solutions, and the manufacturing and marketing of high-end undergarments and activewear.

Mr. Leng has 36 years of experience working as an owner and executive in the Taiwan, Korea, China and U.S. Import/Export business. Included within his business experience are 5 years as an export professional in Taiwan.

 Mr. Leng came to the U.S. in 1981 as a buyer for Hosung RLM, a major Texas import company, and increased the company sales by almost 70%. For 29 of the past 33 years Mr. Leng has owned his own import and wholesale company, Living Concept Corp. Living Concept Corp. has imported durable goods and managed production for major labels in the garment industry. In 1993 Mr. Leng’s company was named company of the year for Wal-Mart Corporation.

During the time of his ownership, Mr. Leng managed company finance and marketing, and annual sales for his company increased from $3 million to $50 million.

In 2007 a public company, Bergamo Acquisition Corp., merged Mr. Leng’s company into their corporate structure. He was responsible for all aspects (including financial) of the company’s garment division. Mr. Leng was also a co-founder at Universal Capital Funding, Inc.

In 2011 Mr. Leng founded Direct LED, Inc. an LED lighting bulb business.

In 2012 Mr. Leng founded 3D IMaGE, Inc., which owns proprietary for ultra thin control panels for home appliances such as washers and dryers.

In 2013 Mr. Leng became involved in a joint venture to operate Cabe retail stores in China and Korea.

Item 5.06.          Change in Shell Company Status

As described in Item 1.01 of this Current Report on Form 8-K, on June 6, 2016, we acquired 80% of the capital stock of XPAL. The Company’s existing business of offshore programming was disposed of to former management after this acquisition, so that the Company could devote its resources to the Energizer and multiple other business of XPAL. Management does not believe that the Company was a “shell company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and anticipates filing the required audited financial statements of XPAL for the years ended December 31, 2015 and 2014 by in October, 2016.

Further information regarding the Company’s new business is contained in Item 8.01.

Item 8.01 Other Events.

Background

The Company acquired 80% of XPAL Power Inc. a California corporation (“XPAL”) in August 2016 from its controlling shareholder, Tennrich International Corp.

XPAL is continuing the business of XPAL Power. The financial statements of XPAL Power for the years ended December 31, 2015 and 2014 were audited pursuant to international financial accounting standards. The Company is currently having those financial statements re-audited under US GAAP and PCAOB auditing standards.

XPAL’s Business

XPAL is engaged in the manufacture and sale of technology products produced under license from Energizer Holdings and/or its affiliated group. These products are as follows:

Energizer Power Bank  Energizer and Eveready have the highest brand recognition for disposable batteries in the world. XPAL has a five year global license to market Energizer technology and the Energizer tradename for portable power banks. The near global-penetration of smartphones has led to a demand for recharging through portable power banks.  There have been instances of explosion and low quality control with many new market entrants. XPAL believes that it can attain significant market share by offering Energizer Power Banks at competitive prices, especially through mass market outlets such as Costco, Target, Walmart, etc.

Energizer LED Lighting. Energizer is the number 1 brand of flashlights in the USA. According to Energy Star, there are over 5.5 billion light sockets in the USA alone that could accommodate LEDS. LEDs offer 85% energy savings, and consumer rebates are offered by nearly all states that bring the initial acquisition cost of LED lighting near to that of incandescent technology. XPAL has a five-year license for the use of the Energizer trademark and the Energizer Bunny for the USA. XPAL also has a technology partnership with Advanced Optoelectronic Technology Inc. to use Nichia’s patented LED technology.

SpareOne Emergency and Safety Products and Services.  SpareOne is the world’s only patented (US Patent # 9,106,277) replaceable standard (AA) battery-powered emergency phone. It requires no maintenance or charging, provides simple phone capabilities, and includes dual GPS and LBS certified location and alert monitoring for emergency, disaster, and lost persons. Since its inception, SpareOne has won numerous prestigous design awards including CES’s “Best Wireless Handset,” Red Dots “Best of the Best” design and Henry Ford’s International Design Award (showcased in the Henry Ford Museum). Last year SpareOne became the first ATT certified emergency phone and carrier grade “guardian” tracking service. SpareOne is the perfect insurance or back-up plan for communication. Recently SpareOne launched nationally in all 1700 Target stores (1700) with Energizer as its partner. XPAL has been assigned the SpareOne patent and trademark.

Power Skin.  PowerSkin (synonymous to BatteryCase) brand was established in 2012 as a default “battery case” brand for select network operators looking for power solutions outside of Apple iPhones. PowerSkin is trademarked in 3 separate classifications (battery storage, solar, coatings) and is covered by numerous patents, including (US Patent 8,741,403 and 8,564,243) for innovative power technologies. PowerSkin has an established brand name with “online” and power-leasing businesses for events, hospitality and enterprises by offering mobile universal charging, utilizing the patented hybrid power bank design (see below). Currently consumers have two choices for power bank – a battery case or a cabled power bank. PowerSkin’s hybrid battery charger acts as a “backpack” to any form factor, device or case, is cable-free and offers freedom to charge anyone, anytime, anywhere. XPAL has a license to the Powerskin trademarks and patents.

Magconn Wireless Charging and Syncing. Wireless charging appeared in 2010 and though widely accepted has struggled to create a standard in the market. Market research does show that consumers do not like cables and wires. However, to date, the wireless choices (qi and PMA) are bulky, expensive, slow and inefficient. We believe that XPAL is well positioned to support and grow the patented and new Tennrich-owned Magconn wireless charging ecosystem, under license from Tennrich. Magconn not only offers what we understand is  the most efficient charging (93%) but the patented data transfer or syncing through its wireless ecosystem. We have also been assigned the right to use the Magconn trademark.

Bone Conduction Technology BCT (Bone Conduction Technology) literally means to transfer sound directly to the auditory nerve. With BCT you do not have to use or damage your ears to listen to sound, music or voices. BCT was invented 75 years ago, but because of cost, quality and size (too big) it was not a viable option until recently. BCT allows a person to listen through vibration from a transducer positioned in front of the ear, so that it does not damage the inner ear nor block its use to hear. BCT headsets are one of the first “safe listening” devices. BCT is a great solution for hearing protection in noisy environments like car racing, airports or warehouse. It utilizes a voice intelligible system to allow listening when using ear plugs, over-the-ear headset or helmet. BCT also offers situational awareness when bike riding, jogging or playing sports. BCT is also more adaptable to underwater use.

According to the Society for the Hearing Impaired there are over 40 million Americans that suffer from some type of hearing loss and approximately 40% of retired military personnel suffer from hearing damage. 50% of these hearing impaired Americans could benefit or enjoy better quality of life with the use of BCT – allowing them to hear again through a headset and the use a smartphone. Management believes that it can effectively exploit XPAL’s license of patented transducers and BCT designs to develop new products in consumer electronics, telecommunications, sporting and medical industries.

Marketing

The Company primarily relies on sales to large national retailers, such as Best Buy, and distributors, such as Quality One.  From time-to-time, the Company will also enter into agreements with discount firms such as Groupon ™ to clear stale merchandise.

Intellectual Property

XPAL has the exclusive rights in the licensed territories (USA or global) to use a number of patents, patents pending, trademarks and trademarks pending.  As with any other proprietary technology, infringement of XPAL’s licensed intellectual property, or the claim that XPAL is infringing the intellectual property of another person, can result in expensive and protracted litigation. Any litigation could adversely affect XPAL’s business.

Property

XPAL leases a facility at 1621 Alton Parkway Suite#150, Irvine, CA 92606, consisting of 7,104 square feet of office and light industrial space, on a lease expiring November 14, 2017.  XPAL also has the use of a limited amount of administrative facilities in New York City at the office of its Chief Executive Officer, which he uses for other businesses as well.

Employees

XPAL employs 5 full time and 2 part time employees at its California facilities, as well as 2 administrative personnel.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The audited consolidated financial statements of XPAL Power, Inc. as of December 31, 2015 and 2015, and the unaudited financial statements of XPAL Power, Inc. included in the financial statements of XPAL Technology, Inc.  for the three months ended March 31, 2016 and 2015 are expected to be filed in October 2016.

(b)  Pro Forma Financial Information.

Pro forma statements of operations and balance sheets are not expected to be presented, as pro-forma financial information for the period would be virtually identical to the historical statement of operations of XPAL for each period.

 (c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits.

2.1

Stock Purchase Agreement. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2016

UNIVERSAL POWER INDUSTRY CORPORATION

By: /s/    Robert Leng

Name: Robert Leng, Chairman and Chief Executive Officer